Exhibit 10.3

PROMISSORY NOTE

September 25, 2014	Principal Amount
Lafayette, Louisianna	$75,000.00

FOR VALUE RECEIVED, ONCOLOGIX TECH, INC., a Nevada corporation (“Buyer”), by this Promissory Note (this “Note”), hereby promises to pay to Madhu Mathew Mammen, a resident of South Carolina (“Seller”), the aggregate principal sum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00), together with interest thereon, in the manner provided herein.

1.                  Installment Payments. Subject to Section 3 herein, Buyer shall repay the principal balance and interest thereon in twelve (12) equal monthly installment payments on the twenty-fifth (25th) day of each calendar month (each a “Monthly Payment Date”), commencing on October 25, 2014. If a Monthly Payment Date should fall on a day that is not a business day in Lafayette, Louisiana, payment of the outstanding principal and all accrued and unpaid interest shall be made on the next succeeding business day in Lafayette, Louisiana, and such extension of time shall be included in computing any interest in respect of such payment. Principal and interest are payable in lawful money of the United States of America.

2.                  Interest. Interest shall accrue on the unpaid principal balance at an interest rate of six percent (6%), based on a 365-day year, for the actual number of days elapsed since the date to which interest has been paid.

3.                  Payments of Principal and Interest.

a.                   On each Monthly Payment Date, Buyer shall pay Seller an installment payment of combined principal and interest in the amount set forth in the amortization schedule attached hereto as Exhibit A.

b.                  Buyer may prepay all or any portion of the outstanding principal under this Note, at any time without premium, penalty or other fees.

c.                   This Note is made and delivered by Buyer to Seller pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof among Buyer, Seller, Imad Siddiqui and Esteemcare, Inc., a South Carolina corporation (“Esteemcare”), and is subject to the terms and conditions set forth therein, including Buyer’s right to deduct or set-off from any payments due under this Note, any amounts due Buyer under and in accordance with the terms of the Purchase Agreement, including such amounts arising out of indemnification claims pursuant to Article VIII of the Purchase Agreement.

d.                  All payments hereunder shall be made to Seller by check or wire transfer to the account provided by Seller.

4.                  Events of Default; Remedies. The following events shall constitute an “Event of Default”: (i) the occurrence and continuance of Buyer’s failure to pay any amount of principal or interest when due and payable under this Note continuing for a period of twenty (20) days after notice of such failure; provided, however, an Event of Default shall not have occurred and be continuing, to the extent that Buyer shall have deducted or set-off such payment in accordance with the terms of the Purchase Agreement; and further provided that Buyer shall not have failed to make a payment when due on more than three (3) occasions within the immediately preceding twelve (12) month period; (ii) Buyer applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Buyer or any property of Buyer, or makes a general assignment for the benefit of creditors or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Buyer and is not discharged within sixty (60) days; or (iii) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of Buyer, and if such case or proceeding is not commenced by Buyer, it is consented to or acquiesced in by Buyer, or remains undismissed for sixty (60) days. Upon the occurrence and continuance of an Event of Default, Seller may by notice to Buyer, declare the entire aggregate principal of and accrued interest on this Note to be immediately due and payable, whereupon this Note and all accrued interest will thereupon immediately become due and payable.

5.                  General. Seller may not voluntary or involuntary transfer, assign, sell, pledge, hypothecate, or otherwise dispose of this Note or any interests in this Note, without the consent of Buyer, and provided that the transferee enters into an agreement with Buyer, confirming and agreeing that it is acquiring this Note subject to the restrictions on transfer set forth herein and the terms and conditions and restrictions of the Purchase Agreement, including the set-off and deduction provisions set forth therein.

6.                  Waivers. Buyer hereby: (a) waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demand in connection with the delivery, acceptance, performance, default or enforcement of this Note; (b) agrees that Seller shall have the right, without notice, to grant any extension of time for payment of any indebtedness evidenced by this Note or any other indulgence or forbearance whatsoever; (c) agrees that no failure on the part of Seller to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms of this Note, shall constitute a waiver of that power, right or privilege; and (d) agrees that the acceptance at any time by Seller of any past due amounts shall not be deemed to be a waiver of the requirement to make prompt payment when due of any other amounts then or hereafter due and payable hereunder.

7.                  Pledge of Stock. This Note is secured by a pledge by Buyer in favor of Seller of all of Buyer’s shares of capital stock of Esteemcare, pursuant to a certain Stock Pledge Agreement of even date herewith and all amendments, modifications, supplements, substitutions, additions, renewals, replacements and extensions thereof. This Note and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement, dated as of September 25, 2014, by and among Buyer, Seller, Amian Angels, Inc., a Louisiana corporation, Dotolo Research Corporation, a Louisiana corporation, Esteemcare, Affordable Medical Equipment Solutions, Inc., a Florida corporation, and TCA Global Credit Master Fund LP, a limited partnership organized under the laws of the Cayman Islands.

8.                  Miscellaneous. This Note shall be governed in all respects by the laws of the State of South Carolina. Buyer covenants, and by the acceptance of this Note, Seller also covenants, that each irrevocably: (a) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Note or any of the transactions contemplated hereby; (b) submits to the personal jurisdiction of the courts of the State of South Carolina, the courts of the State of Louisiana, the United States District Court sitting in South Carolina or the United States District Court sitting in Rapides Parish, Louisiana, as well as the jurisdiction of all courts from which an appeal may be taken from such courts; and (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of South Carolina or the State of Louisiana. All obligations and agreements hereunder of Buyer and Seller shall be binding upon Buyer, Seller and their respective successors and permitted assigns. Notwithstanding any term or provision herein that may be interpreted to the contrary, the total amount of interest and sums in the nature of interest collected or permitted hereunder shall not exceed the maximum amount allowed by the laws of the State of South Carolina. Any sum in excess of such maximum amount that may have been prepaid or paid after the date hereof shall be refunded or credited to Buyer. Any such credit may be made by application of the amount thereof against the sums due from Buyer hereunder. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of Seller and Buyer expressly referring hereto and setting forth the provisions so excluded, modified or amended.

IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the date first set forth above.

WITNESS:	ONCOLOGIX TECH, INC.

By:
Name:		Roy W. Erwin
Chief Executive Officer

Exhibit A

Amortization Schedule

[See attached.]